UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 10, 2013
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            On June 10, 2013, our Board of Directors, upon recommendation of its Compensation Committee, approved the following equity compensation for our Named Executive Officers under our 2004 Equity Incentive Plan:

Name	Position	Stock Option Awards – Shares (1)(3)	Restricted Stock Unit Awards – Shares (2)	Performance Share Unit Awards – Target Shares (4)
Kevin P. Connors	President and Chief Executive Officer	83,333	─	27,001
Ronald J. Santilli	Executive Vice President and Chief Financial Officer	43,333	6,750	6,750

(1)            The Stock Option Awards vest over three years from the vesting commencement date of June 1, 2013 with 12/36th of the awards vesting on June 1, 2014 and an additional 1/36th of the awards vesting each month thereafter, subject to the recipient continuing to provide service to the Company.

(2)            The Restricted Stock Unit Awards vest annually over a period of three years. Specifically, the awards vest on each anniversary of the vesting commencement date of June 1, 2013, subject to the recipient continuing to provide service to the Company.

(3)            Exercise price per share is $8.91.

(4)            The number of Performance Share Units, “PSUs”, awarded to the recipient will result in a varying number of shares of common stock that may be paid out on June 1, 2014 based on the achievement of three performance goals as set forth below and subject to the recipient continuing to provide service to the Company. Each of the three performance goals is equally weighted and the PSU awards represent the aggregate number of shares that may be earned from achievement of three performance goals at targets that have been pre-determined by the Board.

Performance Goals are:
(1)	Actual revenue for 2013, compared to budgeted revenue per the Company’s operating plan approved by the Board;
(2)	Actual Net Income (on GAAP basis) for 2013, compared to budgeted Net Income per the Company’s operating plan approved by the Board; and
(3)	Actual revenue generated from the Company’s planned launch of the Picosecond laser for the tattoo and pigmented lesions market during the time period from the product launch date through May 31, 2014.

Based on the PSU criteria established by the Board, the range of the number of shares of common stock that may be paid out on June 1, 2014 is as follows:

		Number of Performance Share Awards
Name	Position	If Minimum Thresholds are Not Met	Payout at 50%	Payout at Target (at 100%)	Maximum Payout (at 200%)
Kevin J. Connors	President and Chief Executive Officer	0	13,500	27,001	54,002
Ronald J. Santilli	Executive Vice President and Chief Financial Officer	0	3,375	6,750	13,500

Adjustment to Named Executive Officer Compensation

In addition, our Board of Directors, upon recommendation from its Compensation Committee and by reference to the report of its independent compensation consultants, Compensia, approved a modification to the annual cash compensation for Kevin P. Connors with effect from June 1, 2013, as follows:

•	Base salary to be increased from $420,000 to $515,000;
•	Target bonus opportunity to be decreased from 95% to 75%.

The annual cash compensation of Mr. Connors, as modified, will now be as follows:

Name	Position	Salary	Target Bonus Opportunity	Target Cash Compensation (1)
Kevin P. Connors	Chief Executive Officer	$515,000	$386,250	$901,250

(1)            In addition to base salary and bonuses, Mr. Connors is eligible to receive quarterly profit-sharing payments. The profit sharing payments are calculated based upon half of the quarterly pre-tax adjusted operating profit percentage (pre-tax adjusted operating profit divided by revenue) multiplied by Mr. Connors’ gross salary earned during that quarter.

The annual cash compensation of our other Named Executive Officer, Ronald J. Santilli, remained unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: June 14, 2013	/s/ Ronald J. Santilli
Ronald J. Santilli
Executive Vice President, Finance and Administration and Chief Financial Officer